EXHIBIT 10(iv)

COOPER TIRE & RUBBER COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN
TABLE OF CONTENTS

ARTICLE I. PURPOSE
      Section 1.1 Statement of Purpose; Effective Date

ARTICLE II. DEFINITIONS AND CONSTRUCTION
      Section 2.1. Definitions
      Section 2.2. Construction

ARTICLE III. PARTICIPATION AND DEFERRALS
      Section 3.1. Eligibility and Participation
      Section 3.2. Ineligible Participant

ARTICLE IV. DEFERRAL OF BASE SALARY; CASH AWARDS AND GAIN SHARES
      Section 4.1. Deferral of Base Salary
      Section 4.2. Deferral of Cash Awards
      Section 4.3. Deferral of Receipt of Gain Shares

ARTICLE V. PARTICIPANTS’ ACCOUNTS
      Section 5.1. Establishment of Accounts
      Section 5.2. Crediting of Base Salary and Cash Awards Deferrals
      Section 5.3. Crediting of Deferred Gain Shares
      Section 5.4. Determination of Accounts
      Section 5.5. Adjustments to Accounts
      Section 5.6. Statement of Accounts
      Section 5.7. Vesting of Accounts

ARTICLE VI. FINANCING OF BENEFITS
      Section 6.1. Investment of Accounts
      Section 6.2. Financing of Benefits
      Section 6.3. Funding

ARTICLE VII. DISTRIBUTION OF BENEFITS
      Section 7.1. Settlement Date
      Section 7.2. Amount to be Distributed
      Section 7.3. Death or Termination for Cause Distribution
      Section 7.4. In-Service Distribution
      Section 7.5. Form of Distribution
      Section 7.6. Hardship Distributions
      Section 7.7. Special Distributions
      Section 7.8. Small Benefit

ARTICLE VIII. BENEFICIARY DESIGNATION
      Section 8.1. Beneficiary Designation
      Section 8.2. Facility of Payment
      Section 8.3. Amendments

ARTICLE IX. ADMINISTRATION
      Section 9.1. Administration
      Section 9.2. Plan Administrator
      Section 9.3. Binding Effect of Decisions
      Section 9.4. Successors
      Section 9.5. Indemnity of Committee and Administrator
      Section 9.6. Claims Procedure
      Section 9.7. Expenses

ARTICLE X. AMENDMENT AND TERMINATION OF PLAN
      Section 10.1. Amendment
      Section 10.2. Termination

ARTICLE XI. MISCELLANEOUS

      Section 11.1. No Guarantee of Employment
      Section 11.2. Governing Law
      Section 11.3. Nonassignability
      Section 11.4. Severability
      Section 11.5. Withholding Taxes
      Section 11.6. Legal Fees, Expenses Following a Change in Control
      Section 11.7. Top-Hat Plan
      Section 11.8. Relationship to Other Plans

COOPER TIRE & RUBBER COMPANY
EXECUTIVE DEFERRED COMPENSATION PLAN

ARTICLE I. PURPOSE

Section 1.1 Statement of Purpose; Effective Date. This is the Cooper Tire & Rubber Company Executive Deferred Compensation Plan made in the form of this Plan and in related agreements made between the Company and certain management and highly compensated employees of the Company or its Affiliates. The Plan is hereby established to provide designated management and highly compensated employees with the option to defer the receipt of a portion of their regular compensation, annual and multi-year cash incentives under the 2001 Incentive Compensation Plan and 1998 Incentive Compensation Plan and any successor to such plans and gains from the exercise of nonqualified stock options granted under the 2001 Incentive Compensation Plan, 1998 Incentive Compensation Plan, 1986 Incentive Stock Option Plan, 1981 Incentive Stock Option Plan, and any subsequent plans pursuant to which nonqualified stock options or annual and multi-year cash incentives are granted. It is intended that the Plan will assist in attracting and retaining employees of exceptional ability by providing these benefits. The Plan shall be effective as the Effective Date. The terms and conditions of the Plan are set forth below.

ARTICLE II. DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions. Whenever the following terms are used in this Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

         (a)  “Account” means the bookkeeping account maintained on the books of the Company pursuant to Articles IV and V for the purpose of accounting for (i) the amount of Base Salary that a Participant elects to defer under the Plan, (ii) the amount of Cash Award that a Participant elects to defer under the Plan, and (iii) the unrealized gains from the exercise of a nonqualified stock option that a Participant elects to defer in Gain Shares under the Plan. A Participant’s Account shall consist of (i) a “Common Shares” Subaccount if the Participant elects to defer the receipt of Gain Shares, (ii) a “Cash” Subaccount if the Participant elects to defer the receipt of Base Salary or Cash Awards, and (iii) one or more Subaccounts for Investments.

         (b)  “Accounting Date” means the last business day of each month and any other date selected by the Committee.

         (c)  “Accounting Period” means the period beginning on the day immediately following an Accounting Date and ending on the next following Accounting Date.

         (d)  “Administrator” means a committee consisting of one or more persons who shall be appointed by and serve at the pleasure of the Committee.

         (e)  “Affiliate” means any corporation, limited liability company, joint venture, partnership, or other legal entity in which the Company owns, directly or indirectly, or has previously owned at least fifty percent (50%) of the capital stock, profits, interest or capital interest.

         (f)  “Automotive Group” means the automotive operating business of the Company, which manufactures plastic, rubber and other related products.

         (g)  “Base Salary” means a Participant’s base earnings paid by the Company without any regard to any increases or decreases in base earnings as a result of an election to defer base earnings under this Plan, or an election between benefits or cash provided under a plan of the Company maintained pursuant to Section 125 or 401(k) of the Code.

         (h)  “Beneficiary” means the person or persons (natural or otherwise) designated or deemed to be designated by the Participant pursuant to Article VIII to receive benefits payable under the Plan in the event of Participant’s death.

         (i)  “Board” means the Board of Directors of the Company.

         (j)  “Cash Award” means an Employee’s awards for a Plan Year which may consist of (i) the annual cash award under the Incentive Compensation Plans which is earned with respect to services performed by the Employee during such Plan Year, whether or not such award is actually paid to the Employee during such Plan Year, and (ii) a multi-year cash incentive bonus under the 1998 Incentive Compensation Plan, 2001 Incentive Compensation Plan, or successor incentive compensation plan, which is earned with respect to a period of service performed by the Employee ending in such Plan Year, whether or not such award is actually paid to the Employee during such Plan Year.

(k)	“Cause” means termination of the Participant’s employment with the Company or an Affiliate by the Board because of:

(i) the willful and continued failure by the Participant to perform substantially the duties of the Participant’s position; or

(ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Company or an Affiliate, monetarily or otherwise; or the conviction of a criminal violation involving fraud, embezzlement or theft in connection with Participant’s duties or in the course of Participant’s employment with the Company or an Affiliate.

         (1)  “Change in Control” means the occurrence of any of the following events:

(i) the Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former stockholders of the Company immediately prior to such transaction;

(ii) (A) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more corporations or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former stockholders of the Company immediately prior to such transaction or series of transactions or (B) all or substantially all of the assets of the Tire Group, Automotive Group or such other group of the Company so designated by the Board, and to the extent of any delegation of the Board to a committee, by such committee, are sold or transferred to one or more corporations or persons;

(iii) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the date of this Agreement) of the Exchange Act become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then outstanding voting securities of the Company without prior approval of the Board, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any Affiliate of the Company; (x) any employee benefit plan of the Company or any Affiliate; or (y) any person or group of which employees of the Company or of any Affiliate control a greater than 25% interest unless the Board determines that such person or group is making a “hostile acquisition;” or (z) any person or group that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Participant; or

(iv) a majority of the members of the Board are not Continuing Directors, where a "Continuing Director” is any member of the Board who (x) was a member of the Board on the date of this Plan or (y) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         (m)  “Claimant” has the meaning set forth in Section 9.6(a).

         (n)  “Code” means the Internal Revenue Code of 1986, as amended from time to time; any reference to a provision of the Code shall also include any successor provision thereto.

         (o)  “Committee” means the Compensation Committee of the Board.

         (p)  “Common Shares” means shares of the Company’s common stock, par value $1.00 per share.

         (q)  “Common Stock Fund” means the Cooper Tire & Rubber Company Stock Fund under the Cooper Tire & Rubber Company Thrift and Profit Sharing Plan, as amended.

         (r)  “Company” means Cooper Tire & Rubber Company and any successor or successors thereto.

         (s)  “Disability” means when the Participant has been totally disabled by bodily injury or disease so as to prevent him from being physically able to perform Participant’s assigned duties, and such total disability shall have: (i) continued for five (5) consecutive months, and in the opinion of a qualified physician selected by the Company, such disability will presumably be permanent and continuous during the remainder of the Participant’s life; (ii) entitled the Participant to benefits under any long-term disability plan sponsored by the Company or an Affiliate; or (iii) entitled the Participant to benefits under the Social Security Act of the United States.

         (t)  “Effective Date” means January 1, 2002.

         (u)  “Employee” means any employee of the Company or an Affiliate who is, as determined by the Committee, a member of a “select group of management or highly compensated employees” of the Company, within the meaning of Sections 201, 301 and 401 of ERISA, and who is designated by the Committee as an Employee eligible to participate in the Plan.

         (v)  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time; any reference to a provision of ERISA shall also include any successor provision thereto.

         (w)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any rules promulgated thereunder (or any successor provision thereto).

         (x)  “Fair Market Value” means, with respect to the Company’s Common Shares, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of the Company’s Common Shares shall equal the average of the highest and the lowest quoted selling price of a share of common stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Shares are not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

         (y)  “Financial Hardship” means an unforeseeable financial emergency of the Participant, determined by the Administrator as provided in Section 7.6 on the basis of information supplied by the Participant, arising from an illness, Disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence, but not including foreseeable events such as the purchase of a house or education expenses for children.

         (z)  “Gain Shares” means the difference between the number of Common Shares deliverable upon exercise of the related Options and the number of Common Shares delivered by the Participant in satisfaction of the exercise price for such Options.

         (aa)  “Incentive Compensation Plans” means the Cooper Tire & Rubber Company 2001 Incentive Compensation Plan, the Cooper Tire & Rubber Company 1998 Incentive Compensation Plan (the “1998 Incentive Compensation Plan”), the Cooper Tire & Rubber Company 1986 Incentive Stock Option Plan and the Cooper Tire & Rubber Company 1981 Incentive Stock Option Plan, as amended, and any successor or subsequent incentive compensation plan.

         (bb)  “Insider Participant” means any Participant who is required to file reports with the Securities and Exchange Commission pursuant to Section 16(a) of the Exchange Act.

         (cc)  “Investments” has the meaning set forth in Section 6.1(a).

         (dd)  “Options” means any stock option, other than an “incentive stock option” as defined in Section 422 of the Code, granted to a Participant under the Incentive Compensation Plans.

         (ee)  “Participant” means an Employee participating in the Plan in accordance with the provisions of Section 3.1, or a former Employee retaining benefits under the Plan that have not been fully paid.

         (ff)  “Participation Agreement” means the agreement(s) submitted by a Participant to the Administrator as provided in Section 3.1(b) in the form approved by the Administrator.

         (gg)  “Plan” means this Cooper Tire & Rubber Company Executive Deferred Compensation Plan as it may, from time to time, be amended.

         (hh)  “Plan Year” means the 12-month period beginning January 1 and ending the following December 31.

         (ii)  “Request” has the meaning set forth in Section 6.1(b).

         (jj)  “Retirement” means termination of employment with the Company and its Affiliates on or after (i) attainment of age 65 or (ii) attainment of the age and service necessary to qualify for early retirement under the Company’s Salaried Employees’ Retirement Plan, effective January 1, 1989, as amended.

         (kk)  “Retirement Committee” has the meaning set forth in Article XIV of the Cooper Tire & Rubber Company Thrift and Profit Sharing Plan, effective September 1, 1994, as amended.

         (ll)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

         (mm)  “Settlement Date” means the date on which a Participant terminates employment with the Company. Leaves of absence granted by the Company will not be considered as termination of employment during the term of such leave. Settlement Date shall also include with respect to any deferral the date prior or subsequent to termination of employment selected by a Participant in a Participation Agreement for distribution of all or a portion of the amounts deferred during a Plan Year as provided in Section 7.5.

         (nn)  “Terminated Participant” has the meaning set forth in Section 11.3(a).

         (oo)  “Tire Group” means the tire operating business of the Company, which manufactures tires, inner tubes, retreading and other related products.

         (pp)  “Trust” has the meaning set forth in Section 6.3(a).

         (qq)  “Trust Agreement” has the meaning set forth in Section 6.3(a).

         (rr)  “Trustee” has the meaning set forth in Section 6.3(a).

Section 2.2. Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary. The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section.

ARTICLE III. PARTICIPATION AND DEFERRALS

         Section 3.1 Eligibility and Participation.

         (a)  Eligibility. Eligibility to participate in the Plan for any Plan Year is limited to those management and/or highly compensated Employees who are designated, from time to time, by the Committee.

         (b)  Participation. Participation in the Plan shall be limited to eligible Employees who elect to participate in the Plan by filing a Participation Agreement with the Administrator. A properly completed and executed Participation Agreement shall be filed (i) on or prior to the

December 31 immediately preceding the Plan Year in which the Participant’s participation in the Plan will commence with respect to deferral of Base Salary, (ii) on or prior to the June 30 of the Plan Year with respect to which an annual Cash Award will be earned, (iii) on or prior to the twelve (12) months preceding the last Plan Year with respect to which a multi-year Cash Award will be earned or (iv) at least six (6) months prior to the exercise date of each Option with respect to which the Gain Shares relate. The election to participate shall be effective as provided therein following receipt by the Administrator of the Participation Agreement. Each Participation Agreement for the Plan shall be effective only with regard to Base Salary, Cash Awards and Gain Shares earned and payable following the later of the effective date of the Participation Agreement or the date the Participation Agreement is filed with the Administrator.

         (c)  Initial Year of Participation. Notwithstanding Section 3.1(b), a Participant who first becomes an eligible Employee during a Plan Year may, within 30 days after he becomes an eligible Employee, elect to participate in the Plan for such Plan Year and any Plan Year thereafter by filing a Participation Agreement with the Administrator, and his Participation Agreement shall be effective only with regard to Base Salary, Cash Awards and Gain Shares earned following the filing of the Participation Agreement with the Administrator.

         (d)  Termination of Participation. Participation in the Plan shall continue as long as the Participant is eligible to receive benefits under the Plan. A Participant may elect to terminate his or her participation in the Plan by filing a written notice thereof with the Committee. The termination shall be effective at any time specified by the Participant in the notice, but not earlier than the first day of the next Plan Year following receipt by the Administrator. Amounts credited to such Participant’s Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, receive earnings and be credited with gains and debited with losses thereon (where applicable), and otherwise governed by, the terms of the Plan. Notwithstanding any other provision of this Article III, a Participant who is actively employed by the Company and who elects a distribution pursuant to Section 7.7 shall immediately terminate his or her participation in the Plan for the balance, if any, of the Plan Year during which the Participant’s election is submitted to the Administrator and for the next two Plan Years.

         Section 3.2. Ineligible Participant. Notwithstanding any other provisions of this Plan to the contrary, if the Administrator determines that any Participant may not qualify as a “management or highly compensated employee” within the meaning of ERISA or regulations thereunder, the Administrator may determine, in its sole discretion, that such Participant shall cease to be eligible to participate in this Plan. Upon such determination, the Company shall make an immediate lump sum payment to the Participant equal to the amount credited to his Account. Upon such payment no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant’s elections as to the time and manner of payment of his Account shall be deemed to be cancelled. Such payment shall completely discharge the Company’s obligations under this Plan.

ARTICLE IV. DEFERRAL OF BASE SALARY; CASH AWARDS AND GAIN SHARES

         Section 4.1. Deferral of Base Salary. With respect to each Plan Year, a Participant may elect to defer a specified dollar amount or percentage of Base Salary, up to 80% of the Participant’s Base Salary, provided the total amount of Base Salary the Participant elects to defer under this Plan shall not be less than $10,000 annually. A Participant may change the dollar amount or percentage of Participant’s Base Salary to be deferred by filing a written notice thereof with the Administrator. Any such change shall be effective as of the first day of the Plan Year following the Plan Year in which such notice is filed with the Administrator.

         Section 4.2 Deferral of Cash Awards. With respect to each Plan Year, a Participant may elect to defer a specified dollar amount or percentage of Participant’s annual and/or multi-year Cash Awards, up to the full amount of the Participant’s annual and multi-year Cash Awards, provided that the total amount of annual or multi-year Cash Awards the Participant elects to defer under this Plan shall not be less than $10,000 annually. A Participant may change the dollar amount or percentage of Participant’s annual or multi-year Cash Award to be deferred by filing a written notice thereof with the Administrator. Any such change shall be effective following the receipt by the Administrator of such notice, if such notice is filed at least (i) six (6) months prior to the closing of the current performance period, as determined by the Committee, for an annual Cash Award or (ii) twelve (12) months prior to the closing of a current multi-year performance period, as determined by the Committee, for a multi-year Cash Award.

         Section 4.3 Deferral of Receipt of Gain Shares.

         (a)  With respect to each Plan Year, a Participant may elect to specify the number of shares and award date(s) of the Options to which the Participant elects to defer the receipt of Gain Shares, up to the full amount of the Participant’s Gain Shares, provided that the total value of Gain Shares the Participant elects to defer under this Plan shall not be less than $10,000 annually. By delivering a Participation Agreement for the deferral of Gain Shares to the Administrator, the Participant irrevocably waives his rights under the related Options to (i) exercise the Options for cash at any time that the Participant remains eligible to participate in the Plan and (ii) exercise the Options in any manner during the period commencing on the effective date of the Participation Agreement and ending six (6) months thereafter; provided, however, that such waiver shall be null and void in the event that during such six-month period (a) the Participant’s employment is terminated by the Company or an Affiliate without Cause, (b) the Participant’s employment terminates as a result of his death, Retirement or Disability, or (c) there is a Change in Control of the Company. A Participant may change the number of shares and award date(s) of the Options with respect to the Gain Shares to be deferred by filing a written notice thereof with the Administrator. Any such change shall be effective following the receipt of such notice by the Administrator, if such notice is received by the last business day that is six (6) months prior to the exercise date of the Participant’s Options, or if not so timely filed, then such change shall be effective as of the first day of the next succeeding Plan Year.

         (b)  In order to exercise Options with respect to which a Participant has filed a Participation Agreement that remains in effect, the Participant must tender, in satisfaction of the Option exercise price, Common Shares which the Participant has owned for at least six (6) months having a Fair Market Value as of the exercise date that is equal to the aggregate exercise price for the Options exercised. Upon such exercise, the Company shall (i) deliver to the Participant a number of Common Shares equal to the number of Common Shares surrendered by the Participant in payment of the exercise price and (ii) credit the Gain Shares to the Participant’s Common Shares Subaccount.

ARTICLE V. PARTICIPANTS’ ACCOUNTS

         Section 5.1. Establishment of Accounts. The Company, through its accounting records, shall establish an Account for each Participant. In addition, the Company may establish one or more subaccounts of a Participant’s Account, if the Company determines that such subaccounts are necessary or appropriate in administering the Plan. For a Participant who elects to defer the receipt of Gain Shares, the Account of such Participant shall include a Common Shares Subaccount.

         Section 5.2. Crediting of Base Salary and Cash Awards Deferrals. The portion of a Participant’s Base Salary or Cash Awards that is deferred pursuant to a Participation Agreement shall be initially credited to the Participant’s Cash Subaccount as of the date the corresponding non-deferred portion of his award would have been paid to the Participant. Any withholding of taxes or other amounts with respect to any deferred award which is required by state, federal or local law shall be withheld from the Participant’s non-deferred compensation.

         Section 5.3. Crediting of Deferred Gain Shares.

         (a)  The portion of a Participant’s Gain Shares that is deferred pursuant to a Participation Agreement shall be credited to the Participant’s Common Shares Subaccount as of the date the Participant exercises his Options. A Participant’s Common Shares Subaccount shall be deemed to be invested in Common Shares and shall be credited with stock dividends declared thereon. Such dividends shall be credited to the Common Shares Subaccount as whole and fractional Common Shares based on the Fair Market Value on the dividend payment date. Any withholding of taxes or other amounts with respect to any deferred Gain Shares which is required by state, federal or local law shall be withheld pursuant to the terms of the Incentive Compensation Plans under which the exercised Options were granted.

         (b)  A Participant’s Cash Subaccount shall be credited on the date cash or other property dividends (including cash dividends on Common Shares) are paid with an amount equal to the amount of the cash (or fair market value of other property) dividend with respect to Common Shares multiplied by the number of Common Shares credited to the Participant’s Common Shares Subaccount as of the record date for the corresponding dividend.

         Section 5.4. Determination of Accounts.

         (a)  Determination of Accounts. The amount credited to each Participant’s Account as of a particular date shall equal the deemed balance of such Account as of such date. The balance in the Account shall equal the amount credited pursuant to Section 5.2 and Section 5.3, and shall be adjusted in the manner provided in Section 5.5.

         (b)  Accounting. The Company, through its accounting records, shall maintain a separate and distinct record of the amount in each Account as adjusted to reflect income, gains, losses and distributions.

         Section 5.5. Adjustments to Accounts.

         (a)  The Participant’s Account shall next be credited or debited, as the case may be, with an income (loss) and expense factor equal to an amount determined by multiplying (i) the balance credited to the Participant’s Account as of the immediately preceding Accounting Date (as adjusted pursuant to Section 5.2, Section 5.3, Section 5.5(a) and Section 5.5(c) for the current Accounting Period) by (ii) the rate of return net of expenses as determined by the Administrator for the Accounting Period or portion thereof ending on such Accounting Date on deemed Investments provided for in Section 6.1.

         (b)  After the crediting or debiting described in subsection (a) above, each Participant’s Account shall be immediately debited with the amount of any distributions under the Plan to or on behalf of the Participant or, in the event of his death, the Participant’s Beneficiary.

         (c)  The Committee may make or provide for such adjustments in the number of Common Shares credited to Participants’ Common Shares Subaccounts and in the kind of shares so credited, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

         Section 5.6. Statement of Accounts. At least annually, a statement shall be furnished to each Participant or, in the event of his death, to his Beneficiary showing the status of his Account as of the end of the most recent Accounting Period, any changes in his Account since the date of the most recent statement furnished to the Participant, and such other information as the Administrator shall determine.

         Section 5.7. Vesting of Accounts. Each Participant shall at all times have a nonforfeitable interest in his Account balance.

ARTICLE VI. FINANCING OF BENEFITS

         Section 6.1. Investment of Accounts.

         (a)  As soon as practicable after the crediting of any amount other than Gain Shares to a Participant’s Account, the Company may, in its sole discretion, direct that the Retirement Committee invest the amount credited, in whole or in part, in one or more separate investment funds or vehicles, including, without limitation, certificates of deposit, mutual funds, money market accounts or funds, limited partnerships, real, personal, tangible or intangible property, or debt or equity securities, including equity securities of the Company (measured by market value, book value or any formula selected by the Retirement Committee), (collectively the “Investments"), as the Retirement Committee shall direct, or may direct that the Company retain the amount credited as cash to be added to its general assets. The Company shall be the sole owner and beneficiary of all Investments, and all contracts and other evidences of the Investments shall be registered in the name of the Company. The Company, under the direction of the Retirement Committee, shall have the unrestricted right to sell any of the Investments included in any Participant’s Account, and the unrestricted right to reinvest the proceeds of the sale in other Investments or to credit the proceeds of the sale to a Participant’s Account as cash.

         (b)  Each Participant shall file a Request to be effective as of the beginning of the next Accounting Period with respect to the amounts other than Gains Shares credited to his Account and amounts subsequently credited to his Account. A Request will advise the Administrator as to the Participant’s preference with respect to investment vehicles for all or some portion of such amounts in specified multiples of 5%. The Administrator may, but is under no obligation to, deem such amounts to be invested in accordance with the Request made by the Participant, or the Committee may, instead, in its sole discretion, deem such amounts to be invested in any deemed Investments selected by the Retirement Committee.

         (c)  A Request, unless modified as described below, shall apply to all amounts other than Gain Shares credited to a Participant’s Account with respect to each subsequent Plan Year. A Request may be changed with respect to such amounts previously credited to a Participant’s Account as of such date and amounts other than Gain Shares subsequently credited to his Account by giving the Administrator prior written notice. Any such modified Request shall be effective upon processing by the Administrator but not later than the fifth business day following the day the Request is received by the Administrator.

         (d)  Notwithstanding the foregoing, if an Insider Participant modifies his Request to have the deemed investment of any portion of the amounts other than Gain Shares previously credited to such Insider Participant’s Account changed (x) to the Company’s Common Stock Fund consisting of the Common Shares of the Company from any of the other investment funds or (y) from the Company’s Common Stock Fund consisting of the Common Shares of the Company to any of the other investment funds, then in either such case such Request will not be processed by the Administrator if, in the sole judgment of the Administrator, the processing of such Request would result in the Insider Participant being liable to the Company under Section 16(b) of the Exchange Act, as amended. The provisions of this Section 6.1(d) with respect to Insider Participants shall apply to any Participant immediately upon the time such Participant becomes an Insider Participant and shall continue until such time as such Participant is no longer an Insider Participant.

         (e)  Earnings on any amounts deemed to have been invested in any Investments shall be deemed to have been reinvested in such Investments.

         Section 6.2. Financing of Benefits. Benefits payable under the Plan to a Participant or, in the event of his death, to his Beneficiary shall be paid by the Company from its general assets. Notwithstanding the fact that the Participants’ Accounts may be adjusted by an amount that is measured by reference to the performance of any deemed Investments as provided in Section 6.1, no person entitled to payment under the Plan shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Company which may be responsible for such payment.

         Section 6.3. Funding.

         (a)  Notwithstanding the provisions of Section 6.2, nothing in this Plan shall preclude the Company from setting aside amounts in trust (the “Trust") pursuant to one or more trust agreements between a trustee and the Company. However, Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or claim in any property or assets of the Company or the Trust. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. Notwithstanding the foregoing, upon the earlier to occur of (i) a Change in Control or (ii) a declaration by the Board that a Change in Control is imminent, the Company shall promptly, to the extent it has not previously done so, and in any event within five (5) business days after such Change in Control (or on such fifth business day if the Board has declared that a Change in Control is imminent), create an irrevocable trust to hold funds to be used in payment of the obligations of the Company under the Plan, and the Company shall fund such trust by transferring for the Accounts of those Participants whom the Board has identified to the Trustee as having been affected by such Change in Control an amount sufficient to fund no less than the total value of such

Participants’ Accounts under the Plan as of the most recent Accounting Date to National City Bank or its successor (the “Trustee") to be added to the principal of the trust under the Cooper Tire & Rubber Company Master Grantor Trust Agreement, between the Company and Trustee (the “Trust Agreement"), provided that any funds contained therein or in the Trust shall remain liable for the claims of the Company’s general creditors.

         (b)  Any payments of benefits by the Trustee to the Participant pursuant to the Trust Agreement shall, to the extent thereof, discharge the Company’s obligation to pay benefits under the terms of this Plan, it being the intent of the Company that assets in the Trust be held as security for the Company’s obligation to pay benefits under this Plan.

ARTICLE VII. DISTRIBUTION OF BENEFITS

         Section 7.1. Settlement Date. A Participant or, in the event of his death, his Beneficiary shall be entitled to distribution of all or a part of the balance of his Account, as provided in this Article VII, following his Settlement Date or Dates.

         Section 7.2. Amount to be Distributed. The amount to which a Participant or, in the event of his death, his Beneficiary is entitled in accordance with the following provisions of this Article shall be based on the Participant’s adjusted account balance determined as of the Accounting Date coincident with or next following his Settlement Date or Dates.

         Section 7.3 Death or Termination for Cause Distribution. Upon the earlier of (i) termination of service of the Participant as an Employee of the Company for Cause, or (ii) the death of a Participant, the Company shall, in accordance with this Article VII, pay to the Participant or his Beneficiary (or, upon the death of a Beneficiary, to the Beneficiary’s estate), as the case may be, the balance of his Account in a lump sum. Such payment shall completely discharge the Company’s obligations under this Plan.

         Section 7.4. In-Service Distribution. A Participant may irrevocably elect to receive an in-service distribution of his deferred Base Salary, Cash Awards and Gain Shares and earnings thereon for any Plan Year on or commencing not earlier than the beginning of the third Plan Year following the Plan Year in which such Base Salary, Cash Awards and Gain Shares otherwise would have been first payable. A Participant’s election of an in-service distribution shall be made in the Participation Agreement filed as provided in Section 3.1. The Participant shall elect irrevocably to receive such Base Salary, Cash Awards and Gain Shares as an in-service distribution under one of the forms provided in Section 7.5(b)(i) and Section 7.5(c)(i); provided, however, that Section 7.5(d) shall not apply to an in-service distribution. Any benefits paid to the Participant as an in-service distribution shall reduce the Participant’s Account.

         Section 7.5. Form of Distribution.

         (a)  As soon as practicable after the end of the Accounting Period in which a Participant’s Settlement Date occurs, but in no event later than 30 days following the end of such Accounting Period, the Company shall distribute or cause to be distributed to the Participant the balance of the Participant’s Account as determined under Section 7.2, under one of the forms provided in this Section. Notwithstanding the foregoing, except as provided in Section 7.3, if elected by the Participant, the distribution of all or a portion of the Participant’s Account may be made or commence on a date between the Settlement Date and the date the Participant attains age sixty-five (65).

         (b)  Distribution of a Participant’s Cash Subaccount with respect to any Plan Year shall be made in one of the following forms as elected by the Participant:

(i) by payment in cash in a specified sum;

(ii) by payment in cash in not greater than ten annual installments, provided, however, that each payment is not less than $10,000; or a combination of (i) and (ii) above. The Participant shall designate the percentage payable under each option.

         (c)  Distribution of a Participant’s Common Shares Subaccount with respect to any Plan Year shall be made in one of the following forms as elected by the Participant:

(i) by delivery of a specified number of Common Shares;

(ii) by delivery of Common Shares in not greater than ten annual installments, provided, however, that the Fair Market Value of each installment is not less than $10,000; or

(iii) a combination of (i) and (ii) above. The Participant shall designate the percentage payable under each option.

         (d)  The Participant’s election of the form of distribution shall be made by written notice filed with the Administrator at least one (1) year prior to the Participant’s voluntary termination of employment with, or Retirement from, the Company. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Participant’s voluntary termination of employment or Retirement shall not be valid, and in such case payment shall be made in accordance with the Participant’s prior election; and provided, further, that the Administrator may, in its sole discretion, waive such one (1) year period upon a request of the Participant made while an active or inactive Employee of the Company.

         (e)  The amount of each installment under Section 7.5(b) or Section 7.5(c) shall be equal to the quotient obtained by dividing the Participant’s Account balance as of the date of such installment payment by the number of installment payments remaining to be made to or in respect of such Participant at the time of calculation.

         (f)  If a Participant fails to make an election in a timely manner as provided in this Section 7.5, distribution shall be made in cash and Common Shares, as applicable, in a single lump sum.

         Section 7.6 Hardship Distributions. Upon a finding by the Administrator that a Participant has suffered a Financial Hardship, the Administrator may, in its sole discretion, distribute, or direct the Trustee to distribute, to the Participant an amount which does not exceed the amount required to meet the immediate financial needs created by the Financial Hardship and not reasonably available from other sources of the Participant; provided, however, that in no event shall any amount attributable to a Participation Agreement be distributed less than six (6) months after the date of the applicable Participation Agreement. No distributions pursuant to this Section 7.6 may be made in excess of the value of the Participant’s Account at the time of such distribution.

         Section 7.7 Special Distributions. Notwithstanding any other provision of this Article VII, a Participant, whether or not in pay status, may elect to receive a distribution of part or all of his Account in one or more distributions if (and only if) the amount in the Participant’s Account subject to such distribution is reduced by ten percent (10%). Any distribution made pursuant to such an election shall be made as soon as practicable following the date such election is submitted to the Administrator. The remaining ten percent (10%) of the portion of the electing Participant’s Account subject to such distribution shall be forfeited.

         Section 7.8 Small Benefit. In the event the Committee determines that the balance of the Participant’s Account is less than $10,000 at the time of commencement of payments, the Company may pay the benefit in the form of a lump sum payment, notwithstanding any provision of the Plan to the contrary. Such lump sum payment shall be equal to the balance of the Participant’s Account, or the portion thereof payable to a Beneficiary.

ARTICLE VIII. BENEFICIARY DESIGNATION

         Section 8.1. Beneficiary Designation.

         (a)  As used in the Plan the term “Beneficiary” means:

(i) The person last designated as Beneficiary by the Participant in a writing on a form prescribed by the Administrator;

(ii) If there is no designated Beneficiary or if the person so designated shall not survive the Participant, such Participant’s spouse; or

(iii) If no such designated Beneficiary and no such spouse is living upon the death of a Participant, or if all such persons die prior to the full distribution of the Participant’s Account balance, then the legal representative of the last survivor of the Participant and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one (1) year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining balance of the Participant’s Account shall be distributed (in the proportions in which they would inherit his intestate personal property).

         (b)  Any Beneficiary designation may be changed from time to time by the filing of written notice filed with the Administrator. No notice given under this Section shall be effective unless and until the Administrator actually receives such notice.

         Section 8.2. Facility of Payment. Whenever and as often as any Participant or his Beneficiary entitled to payments hereunder shall be under a legal Disability or, in the sole judgment of the Administrator, shall otherwise be unable to apply such payments to his own best interests and advantage, the Administrator in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (i) directly to him; (ii) to his legal guardian or conservator; or (iii) to his spouse or to any other person, to be expended for his benefit; and the decision of the Administrator, shall in each case be final and binding upon all persons in interest.

         Section 8.3. Amendments. Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.

ARTICLE IX. ADMINISTRATION

         Section 9.1. Administration.

         (a)  The Plan shall be administered by the Administrator. The Administrator shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

         (b)  The Administrator shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting the foregoing, the Administrator is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Administrator):

(i) To determine the amount of benefits, if any, payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto); and

(ii) To conduct the claims procedures specified in Section 9.6.

All decisions of the Administrator as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Section 9.6.

         (c)  The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Company.

         Section 9.2. Plan Administrator. The Company shall be the “administrator” under the Plan for purposes of ERISA.

         Section 9.3. Binding Effect of Decisions. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Administrator shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the Plan by a Participant shall be made on such forms as the Administrator shall prescribe.

         Section 9.4. Successors. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and to agree to perform this

Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Plan shall be binding upon and inure to the benefit of the Company and any successor of or to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Company whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the “Company” for the purposes of this Plan), and the heirs, Beneficiaries, executors and administrators of each Participant.

         Section 9.5. Indemnity of Committee and Administrator. The Company shall indemnify and hold harmless the members of the Committee and the Administrator and their duly appointed agents against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee and the Administrator.

         Section 9.6. Claims Procedure.

         (a)  the Participant or his designated beneficiary (the “Claimant”) may file a written claim for payments under this Plan with the Administrator. Except under special circumstances, such claims shall be approved or denied within ninety (90) days. Any denial of such claim shall be by written notice from the Administrator stating:

(i) the specific reason for the denial;

(ii) the specific provisions of the Plan or related agreements on which the denial is based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, along with an explanation as to why such material or information is necessary; and

(iv) information as to how the Claimant may submit the claim to the Administrator for review.

         (b)  The Claimant, within ninety (90) days of such notice, may file with the Administrator a written request for a review of the denial. Except under special circumstances, the Administrator’s decision on review shall be made within sixty (60) days of the request. Such decision shall be by a written notice stating the reasons for the decision, and such decision shall be final.

         Section 9.7. Expenses. All direct expenses of the Plan shall be paid by the Company.

ARTICLE X AMENDMENT AND TERMINATION OF PLAN

         Section 10.1. Amendment. The Company may at any time amend, suspend or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension or reinstatement may adversely affect any Participant’s Account, as it existed as of the effective date of such amendment, suspension or reinstatement, without such Participant’s prior written consent. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

         Section 10.2. Termination. The Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Administrator shall take those actions necessary to administer any Accounts existing prior to the effective date of such termination; provided, however, that a termination of the Plan shall not adversely affect the value of a Participant’s Account, the earnings credited to a Participant’s Account under Section 5.5(b) or the timing or method of distribution of a Participant’s Account without the Participation’s prior written consent.

ARTICLE XI. MISCELLANEOUS

         Section 11.1. No Guarantee of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Company and any Employee, or as a right of any Employee, to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its Employees, with or without Cause.

         Section 11.2. Governing Law. All questions arising in respect of the Plan, including those pertaining to its validity, interpretation and administration, shall be governed, controlled and determined in accordance with the applicable provisions of federal law and, to the extent not preempted by federal law, the laws of the State of Ohio.

         Section 11.3. Nonassignability.

         (a)  No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), other than the surviving spouse of any deceased Participant, shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary. If any Participant or Beneficiary (other than the surviving spouse of any deceased Participant) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written “termination declaration” with the General Counsel of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the “Terminated Participant”).

         (b)  As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Company and, in the Committee’s sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

         Section 11.4. Severability. Each section, subsection and lesser section of this Plan constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law. In the event that any provision of this Plan shall finally be determined to be unlawful, such provision shall be deemed severed from this Plan, but every other provision of this Plan shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intention of the parties hereto to the extent permissible under law.

         Section 11.5. Withholding Taxes. If the Company is required to withhold any taxes or other amounts from a Participant’s Account pursuant to any state, federal or local law, such amounts shall be withheld from the amounts paid under the Plan.

         Section 11.6. Legal Fees, Expenses Following a Change in Control. It is the intent of the Company that following a Change in Control no Employee or former Employee be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to an Employee hereunder. Accordingly, if following a Change in Control it should appear that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Employee the benefits intended to be provided to such Employee hereunder, the Company irrevocably authorizes such Employee from time to time to retain counsel of his or her choice, at the expense of the Company, as hereafter provided, to represent such Employee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to such Employee’s entering into an attorney-client relationship with such counsel, and in that connection the Company and such Employee agree that a confidential relationship shall exist between such Employee and such counsel. Following a Change in Control, the Company shall pay and be solely responsible for any and all attorneys’ and related fees and expenses incurred by such Employee as a result of the Company’s failure to perform under this Plan or any provision thereof; or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.

         Section 11.7. Top-Hat Plan. The Plan is intended to be a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, notwithstanding any other provision of the Plan, the Plan will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel based upon a change in law that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt. In addition and notwithstanding any other provision of the Plan, in the absolute discretion of the Committee, the amount credited to each Participant’s Account under the Plan as of the date of termination, which shall be an Accounting Date for purposes of the Plan, will be paid immediately to such Participant in a single lump sum cash payment. Such payment shall completely discharge the Company’s obligations under this Plan.

         Section 11.8. Relationship to Other Plans. This Plan is intended to serve the purposes of and to be consistent with the Incentive Compensation Plans and any similar plan approved by the Committee for purposes of this Plan. The issuance or transfer of Common Shares pursuant to this Plan shall be subject in all respects to the terms and conditions of the Incentive Compensation Plans and any successor plan and any other such plan. Without limiting the generality of the foregoing, Common Shares credited to the Participants’ Common Shares Subaccount pursuant to this Plan shall take into account the shares available for issuance under the Incentive Compensation Plans and for purposes of the corresponding provisions of any other such plan.

IN WITNESS WHEREOF, Cooper Tire & Rubber Company has caused this instrument to be executed in its name as of the Effective Date.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Philip G. Weaver

Its:	Vice President & CFO

Attest:

     /s/ Richard N. Jacobson